    As filed with the Securities and Exchange Commission on October 20, 2000

                                                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              INDYMAC BANCORP, INC.
                   (FORMERLY INDYMAC MORTGAGE HOLDINGS, INC.)
             (Exact name of registrant as specified in its charter)

DELAWARE                                    95-3983415
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)


155 NORTH LAKE AVENUE
PASADENA, CALIFORNIA                        91101-1857
(Address of Principal Executive Offices)    (Zip Code)


                            2000 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)
                             -----------------------

                                MICHAEL W. PERRY
                             CHIEF EXECUTIVE OFFICER
                              INDYMAC BANCORP, INC.
                              155 NORTH LAKE AVENUE
                           PASADENA, CALIFORNIA 91101
                     (Name and Address of Agent for Service)

                                 (800) 669-2300
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
  Title of securities to be        Amount to be       Proposed maximum     Proposed maximum       Amount of
         registered                 registered         offering price     aggregate offering   registration fee
                                                         per share              price
----------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par
value. . . . . . . . . . . .   5,000,000 shares (1)      $18.72 (2)        $93,600,000 (2)       $24,711 (3)
================================================================================================================

(1) Pursuant to Rule 416, this Registration Statement also covers an indeterminable number of shares of Common Stock that may become subject to the Plan by reasons of certain events specified in the Plan.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c), based on the average of the high and low sales prices for the Common Stock as reported by the New York Stock Exchange on October 17, 2000.
(3) In accordance with Rule 457(h), the filing fee is based on the maximum number of the registrant's securities issuable under the Plan that are covered by this Registration Statement. The filing fee has been paid by wire transfer to the Securities and Exchange Commission's account at Mellon Bank.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

       The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of
Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents, which IndyMac Bancorp, Inc. (the "Company") previously filed with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, are hereby incorporated by reference into this Registration Statement:

       (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1999;

       (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

       (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000;

       (d) The description of the Company's common stock, $0.01 par value per share (the "Common Stock"), contained in its Registration Statement on Form 8-B dated April 10, 1987, and any amendment or report filed for the purpose of updating such description.

       All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the termination of the offering of the securities registered pursuant to this Registration Statement shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

       Not applicable.

ITEM 5. INTERESTS OF EXPERTS AND COUNSEL.

       The legality of the shares of the Company's Common Stock offered hereby has been passed upon by Richard L. Sommers, Executive Vice President and General Counsel of the Company. As of September 30, 2000, Mr. Sommers has been granted options to purchase 25,000 shares of Common Stock of the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       The Company's Certificate of Incorporation eliminates personal liability of directors to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for: (i) any breach of the duty of loyalty to the Company or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law;
(iii) liability under Section 174 of the Delaware General Corporation Law relating to certain unlawful dividends and stock repurchases; or (iv) any transaction from which the director derived an improper personal benefit. The Certificate also provides that the Company shall indemnify and advance expenses to each director, officer, employee and agent to the fullest extent permitted by the Delaware General Corporation Law.

       Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

       As permitted by Section 145 of the General Corporation Law of Delaware, the Company's Bylaws provide for indemnification of directors, officers, employees and agents of the Company to the fullest extent authorized by Delaware law against expenses (including attorneys' fees) and other amounts paid in settlement actually and reasonably incurred by them in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which any such person was or is a party or is threatened to be made a party. The right to indemnification includes the right to be paid the expenses incurred in defending or investigating a threatened or pending action, suit or proceeding in advance of the final disposition of such action, suit or proceeding; provided that, if required by Delaware law, payment of expenses in advance to an officer or director shall be conditioned upon receipt by the Company of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he is not entitled to indemnification. The advancement of expenses, as well as indemnification, pursuant to the Company's Bylaws is not exclusive of any other rights which those seeking indemnification or advancement of expenses from the Company may have. The Company also maintains an insurance policy pursuant to which its directors and officers are insured against certain liabilities that might arise out of their relationship with the Company as directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

       Not Applicable.

ITEM 8. EXHIBITS


       4(a) Certificate of Incorporation of the Company, as amended (incorporated herein by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30,
              2000).

       4(b) Bylaws of the Company, as amended (incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1999).

       5 Opinion of Richard L. Sommers, General Counsel of the Company, as to the legality of the Common Stock being registered.

       23(a)  Consent of Richard L. Sommers (included as part of Exhibit 5).

       23(b)  Consent of Grant Thornton LLP.

       24     Power of Attorney (included on page 6).


ITEM 9. UNDERTAKINGS

       The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on the 20th day of October, 2000.

                                        INDYMAC BANCORP, INC.

                                        By:/s/ Michael W. Perry
                                           -------------------------------------
                                           Michael W. Perry
                                           Chief Executive Officer

                                POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael W. Perry and Richard L. Sommers his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to each Registration Statement amended hereby, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 20th day of October, 2000.

           Signature                                  Title
           ---------                                  -----
       /s/ David S. Loeb
---------------------------------
         David S. Loeb                   Chairman of the Board of Directors



      /s/ Michael W. Perry
---------------------------------
        Michael W. Perry               Vice Chairman of the Board of Directors
                                            and Chief Executive Officer
                                           (Principal Executive Officer)

      /s/ Carmella L. Grahn
---------------------------------
         Carmella L. Grahn                   Executive Vice President
                                            and Chief Financial Officer
                                    (Principal Financial and Accounting Officer)

           Signature                                  Title
           ---------                                  -----

       /s/ Lyle E. Gramley
---------------------------------
         Lyle E. Gramley                             Director



       /s/ Hugh M. Grant
---------------------------------
          Hugh M. Grant                              Director



      /s/ Patrick C. Haden
---------------------------------
        Patrick C. Haden                             Director



      /s/ Thomas J. Kearns
---------------------------------
        Thomas J. Kearns                             Director



   /s/ Frederick J. Napolitano
---------------------------------
     Frederick J. Napolitano                         Director

                                  EXHIBIT INDEX


Exhibit No.                Description
-----------                -----------
4(a)                       Certificate of Incorporation of the Company, as
                           amended (incorporated herein by reference to Exhibit
                           3.1 to the Company's Quarterly Report on Form 10-Q
                           for the quarter ended June 30, 2000).

4(b) Bylaws of the Company, as amended (incorporated herein by reference to Exhibit 3.2 to the Company's
                           Annual Report on Form 10-K for the year ended
                           December 31, 1999).

5                          Opinion of Richard L. Sommers, General Counsel of the
                           Company, as to the legality of the Common Stock being registered

23(a)                      Consent of Richard L. Sommers (included as part of Exhibit 5)

23(b)                      Consent of Grant Thornton LLP

24                         Power of Attorney (included on page 6)



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